Exhibit 16.1



                          [LETTERHEAD OF ERNST & YOUNG]


April 14, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentleman:

We have read Item 4.01 of the Form 8-K dated April 14, 2005 of InkSure Technologies Inc. and we are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.



          /S/ Kost, Forer, Gabbay & Kasierer, A member of Ernst and Young Global
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          Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global